UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2012

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 S. Royal Lane, Suite 200
Coppell, Texas  75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (972) 471-7400
_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

Mannatech, Incorporated (the “Company”) held a Special Meeting of Shareholders on January 9, 2012.  The Company’s shareholders considered one proposal, which is described in the Proxy Statement for the meeting. A total of 20,444,217 shares were represented in person or by proxy, or 77.2% of the total shares outstanding.  The final results of votes with respect to the proposal submitted for shareholder vote at the Special Meeting for Shareholders are set forth below.

Proposal 1 – Approval of Reverse Stock Split

Shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a Reverse Stock Split of the Company’s common stock at a specific ratio within a range from 1-for-10 to 1-for-15 and granted authorization to the Board of Directors to determine, in its discretion, the timing and the specific ratio of the Reverse Stock Split.

For	Against	Abstain
19,347,703	1,009,408	87,106

The Company’s press release related to the foregoing event is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.                      Other Events.

On January 9, 2012 the Company’s Board of Directors held a meeting at which they set the ratio for the Reverse Stock Split at 1-for-10.  It is intended that the Reverse Stock Split will be effected, and an amendment to the Company’s Amended and Restated Articles of Incorporation will be filed, on January 13, 2012.

The Company’s press release related to the foregoing event is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit
99.1*	Press Release dated January 9, 2012 entitled “Mannatech Shareholders Approve Reverse Stock Split.”
*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: January 9, 2012	By:	/s/ S. Mark Nicholls
S. Mark Nicholls Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press Release dated January 9, 2012 entitled “Mannatech Shareholders Approve Reverse Stock Split.”
            *Filed herewith.